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                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                       CAPITAL GAMING INTERNATIONAL, INC.

                               ARTICLE I - OFFICES

      The registered office of the Corporation shall be located in such city as the Board of Directors (the "Board") shall designate. The principal office of the Corporation is in the City of Phoenix, County of Maricopa, State of Arizona. The Board has full power and authority to change the principal place of business at any time to another location within or outside of the State of Arizona. The Corporation may also have offices at such other places within or without the State of Arizona as the Board may from time to time determine or the business of the Corporation may require.

                            ARTICLE II - SHAREHOLDERS

      1. PLACE OF MEETINGS.

      Meetings of shareholders shall be held at the principal office of the Corporation or at such place within or without the State of Arizona as the Board shall authorize.

      2. ANNUAL MEETING.

      The annual meeting of the shareholders shall be held on the first Tuesday of the fifth month following the close of the Corporation's fiscal year at 10:00 a.m. in each year if not a legal holiday; and if a legal holiday, then on the next business day following at the same hour, or at such other date and time as may be fixed by the Board, when the shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.

      3. SPECIAL MEETINGS.

      Special meetings of the shareholders may be called by the Board, by the Chairman, by the Chief Executive Officer or by the President and shall be called by the Chairman or the Secretary within twenty (20) days of receiving a written request of either a majority of the votes of the Board or the shareholders owning at least 10% of the shares issued and outstanding. Such request shall state the purpose of purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

      4. FIXING RECORD DATE.

      For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less then ten
(10) days before



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the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of law.

      5. NOTICE OF MEETINGS OF SHAREHOLDERS.

      Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date, and hour of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting. If action is proposed to be taken that might entitle the shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

      6. WAIVERS.

      Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

      7. QUORUM OF SHAREHOLDERS.

      Unless the Amended and Restated Certificate of Incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business; provided, however, that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder. The shareholders present may adjourn the meeting despite the absence of a quorum.

      8. PROXIES.

      Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.


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      9. QUALIFICATION OF VOTERS.

      Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the Amended and Restated Certificate of Incorporation.

      10. VOTE OF SHAREHOLDERS.

            (a) Except as otherwise required by statute or by the Amended and Restated Certificate of Incorporation (i) the holders of the Corporation's Common Stock, no par value (the "Common Stock"), and the holders of the Corporation's Class A Common Stock, no par value (the "Class A Common Stock"), voting together as a single class, shall be entitled to elect two (2) directors of the Corporation (the "Common Directors") and (ii) the holders of the Class A Common Stock, voting separately as a single class, shall be entitled to elect not less than one (1) and not more than three (3) directors (the "Class A Director(s)").

            (b) Except as set forth above and as otherwise required by statute or by the Amended and Restated Certificate of Incorporation, the holders of the Common Stock and the holders of the Class A Common Stock shall vote together as a single class on all actions to taken by the shareholders.

      11. WRITTEN CONSENT OF SHAREHOLDERS.

      Any required or permitted to be taken at a meeting of shareholders by statute or the Amended and Restated Certificate of Incorporation, other than the annual election or the directors, may be taken without a meeting if consented to in writing by the minimum number of votes which would be necessary to authorize such action at a meeting of the shareholders at which all shareholders entitled to vote thereon were present and voting. The resolution and the written consent thereto by the shareholders shall be filed with the minutes of the proceedings of the shareholders.

                             ARTICLE III - DIRECTORS

      1. BOARD OF DIRECTORS.

      Subject to any provision in the Amended and Restated Certificate of Incorporation the business of the Corporation shall be managed by its Board, each of whom shall be at least eighteen (18) years of age and need not be shareholders.

      2. NUMBER OF DIRECTORS.

      The number of directors shall be not less than four (4) and not more than seven (7). The Board at all times shall consist of (a) three (3) directors elected by the holders of the Common Stock and the Class A Common Stock, voting together as a single class, and (b) not less than


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one (1) and not more than four (4) directors elected by the holders of the Class
A Common Stock, voting separately as a single class.

      3. ELECTION AND TERM OF DIRECTORS.

      At each annual meeting of shareholders and in accordance with the provisions of the Amended and Restated Certificate of Incorporation, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior death, resignation or removal.

      4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

      Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason (a) may be filled by a vote of the holders of Common Stock and Class A Common Stock, as provided in the Amended and Restated Certificate of Incorporation, in the event the vacancy or new directorship relates to a Common Director and (b) may be filled by a vote of the holders of Class A Common Stock, as provided in the Amended and Restated Certificate of Incorporation, in the event the vacancy or new directorship relates to a Class A Directors. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

      5. REMOVAL OF DIRECTORS.

      Any or all of the directors may be removed for cause by vote of the shareholders or by action of the Board. Directors may be removed without cause only by vote of the shareholders.

      6. RESIGNATION.

      A director may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer, the President or the Secretary of the Corporation. Unless otherwise specified by the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

      7. ACTION OF THE BOARD.

            (a) At all meetings of the Board and in case of any actions of the Board, a majority of the votes of the directors elected at the time of the vote shall be an act of the Board; provideD, however, that for purposes of such meetings and actions of the Board, (i) each Common Director shall have one (1) vote and (ii) for the Class A Director(s), (w) in the event the holders of the Class A Common Stock have elected one (1) Class A Director at the time of the vote, such Class A Director shall have four (4) votes; (x) in the event the holders of the Class A Common Stock have elected two (2) Class A Directors at the time of the vote, each Class A Director shall have two (2) votes; (y) in the event the holders of the Class A Common


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Stock have elected three (3) Class A Directors at the time of the vote, the
Class A Director first elected (or first nominated in the event that the three
(3) Class A Directors were elected simultaneously) shall have two (2) votes and the other Class A Directors shall have one (1) vote each; and (z) in the event the holders of the Class A Common Stock have elected four (4) Class A Directors at the time of the vote, each such Class A Director shall have one (1) vote.

            (b) Whenever any action is required or permitted to be taken by the Board, such action may be taken without a meeting if consented to in writing by the minimum number of votes which would be necessary to authorize such action at a meeting of the Board at which all directors then elected were present and voting. The resolution and the written consent thereto by the members of the Board shall be filed with the minutes of the proceedings of the Board.

      8. QUORUM OF DIRECTORS.

      The participation of directors with a majority of the votes of the entire Board shall constitute a quorum for the transaction of business or any specified item of business.

      9. PLACE AND TIME OF BOARD MEETINGS; NOTICE; ADJOURNMENT.

            (a) The Board may hold its meetings at the office of the corporation or at such other places, either within or without the State of Arizona, as it may, from time to time, determine.

            (b) A regular annual meeting of the Board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

            (c) Regular meetings of the Board may be held without notice at such time and place as it from time to time shall determine.

            (d) Special meetings of the Board shall be held upon notice to the directors and may be called by the Chairman, Chief Executive Officer or President upon one day's notice to each director either by telecopier or by U.S. mail or by express mail; special meetings shall be called by the Chairman or by the Corporate Secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

            (e) A majority of the votes of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.


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      10. CHAIRMAN.

      At all meetings of the Board the Chairman or, in his absence, the Chief Executive Officer or, in his absence, the President or, in his absence, a chairman chosen by the Board shall preside.

      11. EXECUTIVE AND OTHER COMMITTEES.

      The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of at least one Class A Director and two or more Common Directors. Each such committee shall serve at the pleasure of the Board.

      12. COMPENSATION.

      Directors shall be compensated for their services and reimbursed for their expenses as employees, officers, directors and members of Board or of committees. The Board shall periodically determine a reasonable basis for compensation, and a majority of the votes of the Board must adopt any resolution determining compensation. The Board may, if it deems it appropriate, provide for reduced or no additional compensation for Board members who are compensated employees of the Corporation. In addition, directors, by resolution of the Board, may authorize a fixed sum and expenses for actual attendance at each regular and special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                              ARTICLE IV - OFFICERS

      1. OFFICES, ELECTION, TERM.

            (a) The Board may elect or appoint a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as it may determine, who shall have such duties, powers, and functions as hereinafter provided.

            (b) All officers shall be elected or appointed to hold office until the meeting of the Board following the annual meeting of shareholders.

            (c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

      2. REMOVAL, RESIGNATION, SALARY.

            (a) Any officer elected or appointed by the Board may be removed by the Board with or without cause.


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            (b) In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

            (c) The salaries of all officers shall be fixed by the Board.

            (d) The directors may require any officer to give security for the faithful performance of his duties.

      3. CHAIRMAN OF THE BOARD.

      The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall see that all orders and resolutions of the Board are carried into effect.

      4. CHIEF EXECUTIVE OFFICER.

      The Chief Executive Officer shall be the senior executive officer of the Corporation and shall, in addition to reporting to the Chairman of the Board, perform such duties as the Chairman of the Board shall prescribe.

      5. PRESIDENT.

      The President shall be the Chief Operating Officer of the Corporation and shall have the management of the operations of the Corporation.

      6. VICE-PRESIDENTS.

      During the absence or disability of the President, the Vice President or, if there are more than one, the Executive Vice President, shall have all the powers and functions of the President. Each Vice President shall perform such other duties as the Board shall prescribed.

      7. SECRETARY.

      The Secretary shall:

            (a) attend all meetings of the Board and of the shareholders;

            (b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

            (c) give or cause to be given notice of all meetings of shareholders and of special meetings of the Board;

            (d) keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board;


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            (e) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of the shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

            (f) keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner;

            (g) perform such other duties as may be prescribed by the Board; and perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the Board or the Chairman.

      8. ASSISTANT SECRETARIES.

      During the absence or disability of the Secretary, the Assistant Secretary or, if there are more than one, the one so designated by the Secretary or the Board, shall have all the powers and functions of the Secretary.

      9. TREASURER.

      The Treasurer shall be the Chief Financial Officer and shall:

            (a) have the custody of the corporate funds and securities;

            (b) keep full and accurate accounts of receipts and disbursements in the corporate books;

            (c) deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board;

            (d) disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements;

            (e) render to the Chairman and Board at the regular meetings of the Board, or whenever they require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation;

            (f) render a full financial report at the annual meeting of the shareholders if so requested; and

            (g) be furnished by all corporate officers and agents, at his request, with such reports and statements as he may require as to all financial transaction of the Corporation.


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      10. ASSISTANT TREASURER.

      During the absence or disability of the Treasurer, the Assistant Treasurer or, if there are more than one, the one so designated by the Treasurer or by the Board, shall have all the powers and functions of the Treasurer.

      11. SURETIES AND BONDS.

      In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds, or securities of the Corporation which may come into his hands.

                       ARTICLE V - CERTIFICATES FOR SHARES

      1. CERTIFICATES.

      The shares of the Corporation shall be represented by certificates. They shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or a Vice President and the Treasurer or the Corporate Secretary, and shall bear the corporate seal.

      2. LOST OR DESTROYED CERTIFICATES.

      The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

      3. TRANSFERS OF SHARES.

            (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

            (b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or


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other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of New Jersey.

      4. CLOSING TRANSFER BOOKS.

      The Board shall have the power to close the share transfer books of the Corporation for a period of not more than ten days during the thirty day period immediately preceding (i) any shareholders' meeting, or (ii) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (iii) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed shall be recognized as such for the purpose of (A) receiving notice of or voting at such meeting, or (B) allowing them to take appropriate action, or (C) entitling them to receive any dividend or other form of distribution.

                             ARTICLE VI - DIVIDENDS

      Subject to the provisions of the Amended and Restated Certificate of Incorporation and to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board may determine. Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Board, from time to time, in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

                          ARTICLE VII - CORPORATE SEAL

      The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization, and the words "Corporate Seal, New Jersey." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificate for shares or upon any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                     ARTICLE VIII - EXECUTION OF INSTRUMENTS

      All corporate instruments and documents shall be signed or countersigned, executed, verified, or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

                            ARTICLE IX - FISCAL YEAR

      The fiscal year shall begin on the first day of July in each year or at such other time as may be designated by the Board.


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                 ARTICLE X - REFERENCES TO AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

      Reference to the Amended and Restated Certificate of Incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

                           ARTICLE XI - BY-LAW CHANGES

               AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS

            (a) Except as otherwise provided in the Amended and Restated Certificate of Incorporation, the by-laws may be amended, repealed or adopted by vote of the holders of a majority of shares of Common Stock and Class A Common Stock, voting together as a single class. By-laws may also be amended, repealed or adopted by the Board; but any by-law adopted by the Board may be amended by the shareholders entitled to vote thereon as hereinabove provided.

            (b) If any by-law regulating an impending election of directors is adopted, amended, or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended, or repealed, together with a concise statement of the changes made.

                          ARTICLE XII - INDEMNIFICATION

      The directors, officers, employees and agents of the Corporation shall be indemnified to the fullest extent permitted by the General Corporation Law of the State of New Jersey.


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